UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
 On January 23, 2014, Global Payments Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Payment Processing, Inc., a California corporation (“PayPros”), and, solely for limited purposes set forth in the Merger Agreement, certain additional parties.
Pursuant to the terms of the Merger Agreement, the Company will acquire 100% of the capital stock of PayPros for $420,000,000, subject to certain adjustments set forth in the Merger Agreement (the "Merger"). Upon the closing of the Merger, PayPros will become a wholly owned subsidiary of the Company.
The Merger, which is subject to customary early termination provisions and closing conditions, including, without limitation, antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, is expected to close by the end of the Company’s 2014 fiscal year, May 31, 2014.
Item 7.01 Regulation FD Disclosure

On January 24, 2014, the Company issued a press release announcing that it has entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

99.1	Press Release issued on January 24, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.

Date: January 28, 2014	By: /s/ David E. Mangum
David E. Mangum
Chief Financial Officer